Exhibit 23.6

Consent of Qualified Person
In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures §229.1302(b)(4)(iv)

Report Description
Report titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina”
(“Report”)
Piedmont Lithium Inc.
(“Company”)
Carolina Lithium Project
(“Deposit”)
April 20, 2023
(“Date of Report”)
Statement
I, Peter Grigsby, CP. Eng, an authorized representative of Primero Group Americas Inc.., confirm that:
•In connection with any Securities Act filings or Exchange Act report and any amendment, supplement, or exhibit thereto, I consent to:
oThe filing and use of the Technical Report Summary titled “Amended Technical Report Summary of a Definitive Feasibility Study of the Carolina Lithium Project in North Carolina” (“TRS – Definitive Feasibility Study”) in connection with the Company’s 10-K/A filing with an approximate filing date of April 24, 2023; and,
oThe use of the Primero Group Americas Inc. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS – Definitive Feasibility Study; and,
oThe information derived, summarized, quoted or reference from the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into a Security Act filing.
•I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
•Primero Group Americas Inc. meets the definition of a “Qualified Person” as defined by Regulation S-K, and to the activity for which our firm is accepting responsibility.
•I have reviewed the Technical Report Summary to which this Consent Statement applies.
•I am an authorized representative and full-time employee of Primero Group Americas Inc. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the Carolina Lithium Project on which the Report is based, for the period ended on April 20, 2023.
•While the period ends on April 20, 2023, the Report maintains an effective date of December 31, 2021.
I verify that the Report is based on and fairly and accurately reflects in the form and context in which it appears, the information in our supporting documentation as of the effective date of the report, December 31, 2021, relating to:
oSection 1 – Executive Summary
oSection 2 – Introduction
oSection 10 – Mineral Processing and Metallurgical Testing
oSection 14 – Processing and Recovery Methods
oSection 18 – Capital and Operating Costs
oSection 19 - Economic Model and Sensitivity Analysis
oSection 22 – Interpretation and Conclusions
oSection 23 – Recommendations
oSection 24 – References
oSection 25 – Reliance on Information Provided by the Registrant

CONSENT

I consent to the filing of the Technical Report Summary by Piedmont Lithium Inc. (“Reporting Company”)

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

•The Reporting Company’s Annual Reports (10-K) and amendments thereto for the next 12 months;
•The Reporting Company’s Quarterly Reports for the next 12 months;
•The Reporting Company’s Investor Presentations for the next 12 months;
•The Reporting Company’s future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
•The Reporting Company’s exhibition booths at any conferences for the next 12 months; and
•Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Peter Grigsby	April 21, 2023
Signature of Authorized Representative of the 3rd Party Firm Acting as Qualified Person	Date

/s/ Ahren Gray	Ahren Gray
Signature of Witness	Print Witness Name